EXHIBIT

MULTIPLE OBLIGATIONS MORTGAGE

BY:
THE OLD EVANGELINE DOWNS, L.L.C.	UNITED STATES OF AMERICA
IN FAVOR OF:	STATE OF Louisiana
WELLS FARGO FOOTHILL, INC., As Agent for the Lenders	PARISH/COUNTY OF St. Landry

BE IT KNOWN, that on the 16th day of June, 2004, effective as of June 16, 2004, before me, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared:

THE OLD EVANGELINE DOWNS, L.L.C. (TIN: 72-1280511), formerly named The Old Evangeline Downs, L.C., a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has its registered office at One American Place, Ninth Floor, Baton Rouge, LA 70825, appearing herein through M. Brent Stevens, its CEO, being duly authorized by virtue of a Consent of the Sole Member, which is attached hereto and made a part hereof, who declared that:

TERMS AND CONDITIONS:

ARTICLE I

DEFINITIONS.

The following words shall have the following meanings when used in this Mortgage:

1.1 Additional Advances.  The words “Additional Advances” mean any and all additional sums that Mortgagee may advance on Mortgagor’s behalf as provided under this Mortgage.

1.2 Agent.  The word “Agent” means Wells Fargo Foothill, Inc., as agent for the Lenders.

1.3 Borrower.  The word “Borrower” means individually, collectively and interchangeably Diamond Jo, LLC (formerly known as Peninsula Gaming Company, LLC) and Mortgagor.

1.4 Encumbrances.  The word “Encumbrances” means individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, encumbrances, and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future, may affect the mortgaged Property or any part or parts thereof.

1.5 Event of Default.  The words “Event of Default” mean individually, collectively, and interchangeably any of the Events of Default set forth below in the section titled “Events of Default.”

1.6 Excluded Assets.  The words “Excluded Assets” mean (a) the lease for the off track betting parlor operated by Peninsula Gaming, LLC in New Iberia, Louisiana; (b) cash, other than cash deposited in Deposit Accounts as defined in the Loan Agreement; (c) assets securing Purchase Money Obligations or Capitalized Lease Obligations permitted to be incurred under the Loan Agreement to the extent a second Lien (as such terms are defined in the Loan Agreement) would not be permitted under the documents evidencing such obligations; and (d) any agreements, permits, licenses (including Gaming Licenses as defined in the Loan Agreement), or the like (including any parcels of the Warner Land as defined in the Loan Agreement that are subject to the mortgage granted by Mortgagor to the seller of such land) solely in the event and to the extent that: (i) such agreements, permits, licenses, or the like (including any parcels of the Warner Land as defined in the Loan Agreement that are subject to the mortgage granted by Mortgagor to the seller of such land) cannot be subjected to a consensual security interest in favor of Mortgagee without the consent of the licensor or other party to such agreement, permit, license, or the like; (ii) any such restriction is effective and enforceable under applicable law; and (iii) such consent is not obtainable by any Borrower; provided, that each Borrower agrees to use all commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of the consenting party or the making of any material concessions under any such agreement, permit, license (including a Gaming License as defined in the Loan Agreement) or the like (including any parcels of the Warner Land as defined in the Loan Agreement that are subject to the mortgage granted by Mortgagor to the seller of such land) to obtain all requisite consents to enable such Borrower to provide a security interest in such agreement, permit, license (including Gaming Licenses as defined in the Loan Agreement) or the like; provided, further, however, that (i) Excluded Assets shall not include (and, accordingly, the Collateral as defined in the Loan Agreement shall include) any and all proceeds of any of the assets described in clause (d) above and any and all proceeds of any of the assets described in clauses (b) and (c) above or of any other Collateral to the extent such proceeds do not constitute Excluded Assets, and (ii) any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (d) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral as defined in the Loan Agreement) immediately from and after such time as the licensor or other party to such agreement, permit, license, or the like consents to the grant of a security interest in favor of Mortgagee in such agreement, permit, license, or the like or the prohibition against granting a security interest therein in favor of Mortgagee shall cease to be effective.

1.7 Guarantor.  The word “Guarantor” means and includes individually, collectively, interchangeably and without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Obligations.

1.8 Lenders.  The word “Lenders” means and includes individually, collectively, interchangeably and without limitation each and all of the lenders identified on the signature pages of the Loan Agreement, together with their respective successors and assigns.

1.9 Lender Group.  The words “Lender Group” mean and include, individually and collectively, each of the Lenders and Mortgagee.

1.10 Loan Agreement.  The words “Loan Agreement” mean the Loan and Security Agreement by and among Borrower, the Lenders and Mortgagee dated as of June 16th, 2004 as amended, supplemented, restated or otherwise modified from time to time.

1.11 Mortgage.  The word “Mortgage” means this Mortgage as this Mortgage may be amended, supplemented, restated or otherwise modified from time to time.

1.12 Mortgagee.  The word “Mortgagee” means Agent and its successors and assigns.

1.13 Mortgagor.  The word “Mortgagor” means individually, collectively and interchangeably The Old Evangeline Downs, L.L.C., as well as any and all persons and entities subsequently purchasing the mortgaged Property, with or without assumption of this Mortgage.

1.14 Obligations.  The word “Obligations” means individually, collectively and interchangeably (a) any and all loans, advances, debts, principal, interest (including interest that, but for the provisions of the United States Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to letters of credit, premiums, liabilities, obligations, fees, charges, costs, expenses (including any fees or expenses that, but for the provisions of the United States Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Agreement and other Related Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that Borrower is required to pay or reimburse under the Loan Agreement and other Related Documents, by law, or otherwise, whether Borrower is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or as a surety, guarantor, or endorser of every nature and kind whatsoever, whether or not any such Obligations may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever, and (b) the obligations of Guarantor arising from the Related Documents to which Guarantor is a party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not due when paid and all expenses that Guarantor is required to pay or reimburse under the Related Documents, by law, or otherwise, whether Guarantor is obligated alone or with others on a “solidary” or “joint and several” basis, as a principal obligor or as a surety, guarantor, or endorser of every nature and kind whatsoever, whether or not any such Obligations may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever; provided, however, that “Obligations” shall not include the FF&E Obligations as defined in the Loan Agreement.  Any reference in this Mortgage or in the Related Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any insolvency proceeding.  Notwithstanding any other provision of this Mortgage, the maximum amount of Obligations secured hereby shall be limited to $75,000,000.00.

1.15 Property.  The word “Property” means individually, collectively and interchangeably any and all of Mortgagor’s present and future property subject to this Mortgage.

1.16 Related Documents.  The words “Related Documents” mean and include individually, collectively, interchangeably and without limitation the Loan Agreement and all promissory notes, credit agreements, disbursement letters, fee letters, letters of credit, loan agreements, environmental agreements, guaranties, pledge agreements, security agreements, mortgages, ship mortgages, collateral mortgages, deeds of trust, subordination agreements, intercreditor agreements and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Obligations, and any and all amendments thereto and/or substitutions therefor.

1.17 Rights.  The word “Rights” means individually, collectively and interchangeably any and all of Mortgagor’s additional rights collaterally assigned and pledged to Mortgagee as provided under this Mortgage.

ARTICLE II

GRANTING OF MORTGAGE.

And now, in order to secure the prompt and punctual payment and satisfaction of the Obligations, in principal, interest, costs, expenses, attorneys’ fees and other fees and charges, and additionally to secure repayment of any and all Additional Advances that Mortgagee may make on behalf of Mortgagor as provided in this Mortgage, together with interest thereon, Mortgagor does by these presents specifically mortgage, affect and hypothecate unto and in favor of Mortgagee, for the benefit of the Lender Group, any and all of Mortgagor’s present and future rights, title and interest in and to the following described Property:

Item 1:
The immovable (real) property specifically described on Exhibit A attached hereto and made a part hereof, together with any and all present and future building(s), constructions, component parts, improvements, attachments, appurtenances, fixtures, rights, ways, privileges, advantages, batture, and batture rights, servitudes and easements of every type and description, now and/or in the future relating to the mortgaged Property, and any and all items and fixtures attached to and/or forming integral or component parts of the mortgaged Property in accordance with the Louisiana Civil Code.

Item 2:
All of Mortgagor’s right, title and interest in and to that certain property described on Exhibit B attached hereto and made a part hereof, including without limitation the leasehold estate created pursuant to that certain Ground Lease effective April 19, 2000 by and between Evangeland, L.L.C. (formerly named MT Holdings, L.L.C.) and The Old Evangeline Downs, L.C. (a Memorandum of Lease being recorded as File No. 00-014475), as amended by First Amendment to Ground Lease dated November 6, 2000 (an Amended Memorandum of Lease being recorded as File No. 00-041820), by Second Amendment to Ground Lease dated February 15, 2002 (a Second Amended Memorandum of Lease being recorded as File No. 02-022200) and by Third Amendment to Ground Lease dated August 30, 2002 (a Third Amended Memorandum of Lease being recorded as File No. 02-059170 in the official records of the Clerk and Recorder of Lafayette Parish, Louisiana) collectively, the “Amended Ground Lease”, and all amendments, modifications and renewals thereof, and all rights of Mortgagor thereunder and all rights in the buildings, improvements and other constructions, now or hereafter located on the property subject to the Amended Ground Lease.

The mortgaged Property and the Rights shall not include the Excluded Assets.

ARTICLE III

MORTGAGE SECURING FUTURE OBLIGATIONS.

This Mortgage has been executed by Mortgagor pursuant to Article 3298 of the Louisiana Civil Code for the purpose of securing the Obligations that may now be existing and/or that may arise in the future as provided herein, with the preferences and priorities provided under applicable Louisiana law.  However, nothing under this Mortgage shall be construed as limiting the duration of this Mortgage or the purpose or purposes for which the Obligations may be requested or extended.  Mortgagor’s additional loans will automatically be secured by this Mortgage without the necessity that Mortgagor agree or consent to such a result at the time additional loans are made and that the note or notes evidencing such additional loans reference the fact that such notes are secured by this Mortgage.  Mortgagor understands that Mortgagor may not subsequently have a change of mind and insist that Mortgagor’s additional loans not be secured by this Mortgage unless Mortgagee specifically agrees to such a request in writing.

ARTICLE IV

DURATION OF MORTGAGE.

This Mortgage will remain in effect until (a) all of the Obligations are fully paid and satisfied and there is no agreement or commitment to advance any additional Obligations; and (b) Mortgagor cancels this Mortgage by filing a written cancellation instrument signed by Mortgagee.  When all of the Obligations are fully paid and satisfied and there is no agreement or commitment to advance any additional indebtedness, Mortgagor may request Mortgagee to sign such a written cancellation instrument by writing Mortgagee at the above address or at such other address as Mortgagee may advise.

ARTICLE V

PROHIBITIONS REGARDING MORTGAGED PROPERTY.

So long as this Mortgage remains in effect, Mortgagor agrees not to, without Mortgagee’s prior written consent:  (a) except for Permitted Dispositions (as defined in the Loan Agreement), sell, assign, transfer, convey, option, mortgage, or lease the mortgaged Property or any portion thereof; (b) except for Permitted Liens relating to the Real Property Collateral (as such terms are defined in the Loan Agreement), permit any Encumbrance to be placed on or to attach to the mortgaged Property or any portion thereof; or (c) except for Permitted Liens relating to the Real Property Collateral (as such terms are defined in the Loan Agreement), do anything or permit anything to be done that may in any way impair Mortgagee’s security interests and rights in and to the mortgaged Property or any portion thereof.  If the mortgaged Property or any interest therein shall be sold, assigned, transferred, conveyed, optioned or in any way further encumbered, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, or if a Change of Control (as defined in the Loan Agreement) shall have occurred, in either event without the prior written consent of Mortgagee, then Mortgagee, in its sole discretion, may declare all Obligations immediately due and payable, subject to any applicable grace period provided in the Loan Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGED PROPERTY.

Except as previously disclosed to Mortgagee in writing, Mortgagor represents and warrants that: (a) Mortgagor is and, except for Permitted Dispositions (as defined in the Loan Agreement), will continue to be the lawful owner of the mortgaged Property; (b) Mortgagor has the right to mortgage the Property to Mortgagee; (c) as of the time this Mortgage is recorded, there are no Encumbrances affecting the mortgaged Property other than Permitted Liens relating to the Real Property Collateral (as such terms are defined in the Loan Agreement); (d) the security rights and interest granted under this Mortgage are not now and will at no time become subordinate or junior to any security rights, interests, liens, or claims of, or in favor of, any person, firm, corporation, or other entity, including, without limitation, the United States, or any department, agency or instrumentality thereof, or any state, county, parish, city, or local governmental agency; and (e) this Mortgage is binding upon Mortgagor as well as Mortgagor’s heirs, successors, legatees, administrators, executors, representatives and assigns, and is legally enforceable in accordance with its terms.  The above representations and warranties, and all other representations and warranties contained in this Mortgage, are and will be continuing in nature and will remain in full force and effect until such time as this Mortgage is cancelled in the manner provided above.

ARTICLE VII

INSURANCE PROVISIONS.

The following insurance provisions are a part of this Mortgage.

7.1 Required Insurance.  So long as this Mortgage remains in effect, Mortgagor shall, at its expense maintain insurance respecting the mortgaged Property, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other persons engaged in the same or similar businesses.  Mortgagor also shall maintain business interruption and comprehensive general liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.  All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Mortgagee.  Mortgagor shall deliver copies of all such policies to Mortgagee with a satisfactory lender’s loss payable endorsement naming Mortgagee as Sole loss payee or additional insured, as appropriate.  Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days prior written notice to Mortgagee in the event of cancellation of the policy for any reason whatsoever.

7.2 Property Losses and Claims.  Mortgagor agrees to promptly notify Mortgagee in writing of any loss covered by such insurance.

7.3 Insurance Proceeds.  Mortgagee shall have the right to directly receive the proceeds of the insurance protecting the mortgaged Property to the extent set forth in the Loan Agreement.  In the event that Mortgagor should receive any such insurance proceeds payable to Mortgagee under the terms of the Loan Agreement, Mortgagor agrees to immediately turn over and to pay such proceeds directly to Mortgagee.  All insurance proceeds shall be applied as set forth in the Loan Agreement.  Mortgagee’s receipt of such insurance proceeds and the application of such proceeds as provided herein shall not, however, affect the lien of this Mortgage.  Nothing under this section shall be deemed to excuse Mortgagor from its obligations to promptly repair, replace or restore any lost or damaged Property, whether or not the same may be covered by insurance, and whether or not such proceeds of insurance are available, and whether such proceeds are sufficient in amount to complete such repair, replacement or restoration to the satisfaction of Mortgagee.  Furthermore, unless otherwise confirmed by Mortgagee in writing, the application or release of any insurance proceeds by Mortgagee shall not be deemed to cure or waive any Event of Default under this Mortgage.

7.4 Insurance Escrow Payments.  To secure the performance of Mortgagor’s obligations to purchase and maintain insurance on the mortgaged Property as provided above, Mortgagor agrees, at Mortgagee’s request after the occurrence of an Event of Default, to pay Mortgagee, on or before the first day of each calendar month, or at such other intervals as may be designated by Mortgagee, one-twelfth (or such other fractional amounts as Mortgagee may require) of the amount or amounts estimated by Mortgagee, within its sole discretion, to be sufficient to pay insurance premiums on the mortgaged Property on an annual basis as the same may become due and payable.  After the occurrence of an Event of Default, Mortgagor further agrees to pay Mortgagee, from time to time, upon demand therefor, sufficient additional amounts, as estimated by Mortgagee in its sole discretion, to make up any deficiencies in the amount of insurance premiums next coming due.  All such funds shall be held by Mortgagee in escrow, without interest, as part of Mortgagee’s collateral security under this Mortgage, with Mortgagor hereby granting Mortgagee a continuing security interest in such funds to secure the Obligations as provided herein.  Such escrow amounts shall not be, nor be deemed to be, trust funds, and may be commingled with the general funds of Mortgagee.  Mortgagee shall have the right, but not the obligation, to apply all or any part of such insurance escrow amounts to satisfy Mortgagor’s insurance premiums as they become due and payable.  Mortgagor shall furnish Mortgagee with bills in sufficient time to pay such insurance premiums before any penalty attaches and before the policy or policies may lapse.  Notwithstanding the foregoing, Mortgagee shall not be responsible to Mortgagor or to any other person for the payment of such insurance premiums, and Mortgagee shall not be liable for any failure to do so.  Mortgagor agrees that Mortgagee shall have the right, at its sole option, to apply any and all of Mortgagor’s insurance escrow payments then in the possession of Mortgagee to the payment and satisfaction, whether in whole or in part, of the Obligations, as well as any Additional Advances that Mortgagee may have advanced on Mortgagor’s behalf, together with interest thereon, upon the occurrence of any Event of Default under this Mortgage.

ARTICLE VIII

TAXES AND LIENS.

The following provisions relating to the taxes and liens on the Property are a part of this Mortgage.

8.1 Payment.  Mortgagor shall promptly pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges, as well as all public and/or private utility charges, of every type and description, that may from time to time be imposed, assessed and levied against the mortgaged Property or against Mortgagor.  Mortgagor further agrees to furnish Mortgagee with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner.  Notwithstanding the foregoing, Mortgagor may contest the validity or amount of any taxes or governmental and other charges; provided that Mortgagor satisfies the requirements of a Permitted Protest (as defined in the Loan Agreement).

8.2 Tax Escrow Payments.  To secure the performance of Mortgagor’s obligations to promptly pay and satisfy all taxes, assessments and governmental and other charges as provided above, Mortgagor, at Mortgagee’s request after the occurrence of an Event of Default, shall pay to Mortgagee, on or before the first day of each calendar month, or at such other intervals as may be designated by Mortgagee, one-twelfth (or such other fractional amounts as Mortgagee may require) of the amount or amounts estimated by Mortgagee, within its sole discretion, to be sufficient to pay taxes, assessments, and governmental and other charges on the mortgaged Property on an annual basis as the same may become due and payable.  After the occurrence of an Event of Default, Mortgagor further agrees to pay Mortgagee, from time to time, upon demand therefor, sufficient additional amounts, as estimated by Mortgagee in its sole discretion, to make up any deficiencies in the amount of taxes, assessments, and governmental and other charges next coming due.  All such funds shall be held by Mortgagee in escrow, without interest, as part of Mortgagee’s collateral security under this Mortgage, with Mortgagor hereby granting Mortgagee a continuing security interest in such funds to secure the Obligations as provided herein.  Such escrow amounts shall not be, nor be deemed to be, trust funds, and may be commingled with the general funds of Mortgagee.  Mortgagee shall have the right, but not the obligation, to apply all or any part of such escrow amounts to satisfy Mortgagor’s taxes, assessments, and governmental and other charges as they become due and payable.  Mortgagor shall furnish Mortgagee with bills in sufficient time to pay such taxes and other charges before any penalty attaches.  Notwithstanding the foregoing, Mortgagee shall not be responsible to Mortgagor or to any other person for the payment of such taxes, assessments, and governmental and other charges, and Mortgagee shall not be liable for any failure to do so.  Mortgagor agrees that Mortgagee shall have the right, at its sole option, to apply all of Mortgagor’s tax escrow payments then in the possession of Mortgagee to the payment and satisfaction, whether in whole or in part, of the Obligations, as well as any Additional Advances that Mortgagee may advance on Mortgagor’s behalf, together with interest thereon, upon the occurrence of any Event of Default under this Mortgage.

ARTICLE IX

POSSESSION AND MAINTENANCE OF THE PROPERTY.

Mortgagor agrees that Mortgagor’s possession and use of the Property shall be governed by the following provisions:

9.1 Use of Mortgaged Property.  Mortgagor shall not use the Property and shall not permit others to use the Property, for any purpose or purposes other than those previously disclosed to Mortgagee in writing, and in no event shall any of the mortgaged Property be used in any manner that would damage, depreciate, or diminish its value, or that may result in a cancellation or termination of insurance coverage.  Mortgagor additionally agrees not to do or to suffer to be done anything which may increase the risk of fire or other hazard to the mortgaged Property or any part or parts thereof.  Mortgagor shall not suffer or permit the mortgaged Property, or any portion thereof, to be used by the public and others as such, without restriction or in such manner as might impair Mortgagor’s title to the mortgaged Property or any portion thereof, or in such manner as may make possible a claim or claims of adverse usage, easement, servitude, right of way or habitation, or adverse possession by the public and others, or any implied, tacit or other dedication of the Property.

9.2 Compliance With Applicable Laws and Regulations.  Mortgagor shall observe and abide by, and shall cause others to observe and abide by, all present and future laws, ordinances, orders, rules, regulations, restrictions, and requirements of all federal, state and municipal governments, courts, departments, commissions, boards, agencies, and officers, including, without limitation, all zoning and/or building codes, environmental protection statutes, ordinances, regulations, orders, judgments, decrees, and restrictions, which may be applicable to the mortgaged Property or any part or parts thereof and the sidewalks and curbs adjoining the mortgaged Property, or the use or manner of use of the mortgaged Property, whether or not any such law, ordinance, order, rule, regulation, restriction or requirement shall necessitate any structural changes or improvements to the mortgaged Property.  Mortgagor shall have the right, after prior written notice to Mortgagee, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Mortgagee, the validity or applicability of any law, ordinance, order, rule or regulation, or requirement of the nature referred to above, and which does not subject Mortgagee to any civil or criminal liability, subject to the following: (a) if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without incurring any lien or charge of any kind against the mortgaged Property, Mortgagor may delay compliance therewith until the final determination of such proceeding; and (b) if any lien or charge against the mortgaged Property would arise by reason of any such delay, Mortgagor may, nevertheless, contest any such law, ordinance, order, rule, regulation or requirement and delay compliance therewith, provided that Mortgagor satisfies the requirements as provided in the Loan Agreement.  Notwithstanding the foregoing, if the contesting of the validity or legality of any such law, ordinance, order, rule, regulation or requirement may cause a breach of any of the terms, conditions and/or covenants of any lease as to which Mortgagor may be a party, then Mortgagor shall not have the right to delay compliance therewith.

Mortgagor shall further promptly perform and observe, and shall cause others to promptly perform and observe, all the terms, covenants and conditions of any requirements, instruments and agreements affecting the mortgaged Property, non-compliance with which may adversely affect the priority of this Mortgage, or which may impose any duty or obligation upon Mortgagor, or upon any lessee or other occupant of the mortgaged Property.  Mortgagor shall further do and cause to be done all things necessary to preserve intact and unimpaired any and all easements, servitudes, appurtenances and other interests and rights in favor of, or constituting any portion of, the mortgaged Property.

9.3 Omitted Intentionally.

9.4 ERISA.  Mortgagor represents and warrants to Mortgagee that the granting of this Mortgage and the consummation of any loan or loans or other transactions contemplated or secured hereby will not violate the provisions of, and will not constitute a prohibited transaction under the Employee Retirement Income Security Act of 1974 (“ERISA”).

9.5 Alterations.  Unless otherwise provided in the Loan Agreement, all accessories, additions, modifications and fixtures installed on or attached to the mortgaged Property shall, without further action by the parties hereto, automatically become additional Property subject to this Mortgage.  Mortgagor shall not, without the prior written consent of Mortgagee, demolish, remove, construct, restore, add to or alter any building(s) or other improvements to or upon the mortgaged Property, or any part or parts thereof, or consent to, or permit any such demolition, removal, construction, restoration, addition or alteration, other than work in the normal course of operation and maintenance of the mortgaged Property.  Mortgagor shall further not, without the prior written consent of Mortgagee, remove or permit the removal of any present or future fixtures and other property forming part of the mortgaged Property other than (i) replacement in the course of normal operation and maintenance of the mortgaged Property with fixtures and other property of equal or greater value or (ii) as permitted in Section 6.6 of the Loan Agreement.  Mortgagee may condition its consent to permit Mortgagor to demolish or to remove such improvements, fixtures and/or other property upon Mortgagor’s agreement to replace the same with new improvements and/or fixtures of at least equal value then satisfactory to Mortgagee.

9.6 Abandonment of Mortgaged Property.  Mortgagor shall not, nor shall Mortgagor permit others to abandon, commit waste, or destroy the mortgaged Property, or any part or parts thereof.

9.7 Repairs and Maintenance.  Mortgagor shall cause all material properties used or useful to the conduct of its business to be maintained pursuant to the standards set forth in the Loan Agreement.

ARTICLE X

ENCUMBRANCES.

The following provisions relating to Encumbrances on the mortgaged Property are a part of this Mortgage.

10.1 Prior Encumbrances.  To the extent applicable, Mortgagor shall fully and timely perform any and all of its obligations under any prior Encumbrances affecting the mortgaged Property.  Without limiting the foregoing, Mortgagor shall not commit or permit to exist any breach of or default under any such prior Encumbrances.  Mortgagor shall further promptly notify Mortgagee in writing upon the occurrence of any event or circumstances that would, or that might, result in a breach of or default under any such prior Encumbrance.  Mortgagor shall further not modify or extend any of the terms of any prior Encumbrance or any indebtedness secured thereby, or request or obtain any additional loans or other extensions of credit from any third party creditor or creditors whenever such additional loan advances or other extensions of credit may be directly or indirectly secured, whether by cross-collateralization or otherwise, by the mortgaged Property, or any part or parts thereof, with possible preference and priority over the lien of this Mortgage.

10.2 Future Encumbrances.  Except for Permitted Liens (as defined in the Loan Agreement), Mortgagor shall not, without the prior written consent of Mortgagee, grant any Encumbrance that may affect the mortgaged Property, or any part or parts thereof, nor shall Mortgagor permit or consent to any Encumbrance attaching to or being filed against any of the mortgaged Property in favor of anyone other than Mortgagee.  Mortgagor shall further promptly pay when due all statements and charges of mechanics, materialmen, laborers and others incurred in connection with the alteration, improvement, repair and maintenance of the mortgaged Property, or otherwise furnish appropriate security or bond pursuant to a Permitted Protest (as defined in the Loan Agreement), so that no future Encumbrance may ever attach to or be filed against the Property or any of Mortgagor’s Rights.

10.3 Notice of Encumbrances.  Mortgagor shall immediately notify Mortgagee in writing upon the filing of any attachment, lien, judicial process, claim, or other Encumbrance.  Mortgagor additionally agrees to notify Mortgagee immediately in writing upon the occurrence of any default, or event that with the passage of time, failure to cure, or giving of notice, might result in a default under any of Mortgagor’s obligations that may be secured by any presently existing or future Encumbrance, or that might result in an Encumbrance affecting the mortgaged Property, or should any of the mortgaged Property be seized or attached or levied upon, or threatened by seizure or attachment or levy, by any person other than Mortgagee.

ARTICLE XI

MORTGAGOR’S OBLIGATIONS AS LESSOR AND LESSEE.

11.1 Obligations as Lessor.  To the extent applicable, Mortgagor, as lessor, has entered and/or may enter into certain leases or subleases of all or any part of the mortgaged Property.  Mortgagor shall faithfully perform any and all of Mortgagor’s obligations as lessor or sublessor of the mortgaged Property, with Mortgagor further agreeing not to do, neglect to do, or permit to be done, anything that may result in the modification or termination of any such leases or subleases, or the obligations of any lessee or sublessee, or any other person, or which may diminish or impair the value of any lease or sublease, or rents provided therein, or the interests of Mortgagor or Mortgagee therein or thereunder.  Mortgagor shall further immediately notify Mortgagee in writing of any default, cancellation, or notice of cancellation under any such leases or subleases.  Mortgagor will not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld: (a) cancel, terminate, or accept a surrender or permit any substitution, cancellation, termination, or surrender of any lease or sublease of the mortgaged Property; (b) modify any lease or sublease as to reduce the term thereof, or the payments thereunder, or change any renewal provision contained therein; (c) commence any summary proceeding or other action to recover possession of any of the leased Property, other than a proceeding brought in good faith resulting from a default by the lessee or sublessee under the terms and conditions of the lease or sublease; (d) receive or collect, or permit the receipt or collection of any rental payments under such a lease or sublease except in accordance with the terms and conditions of any such lease agreement previously approved by Mortgagee in writing; (e) take any other action with respect to any lease or sublease that may tend to impair the security of Mortgagee under this Mortgage; (f) extend any present lease or sublease other than in the manner provided for therein, or enter into any future leases or subleases of all or any portion of the mortgaged Property except on the best terms reasonably obtainable, under leases or subleases which shall in all respects be satisfactory to Mortgagee as to the form and substance thereof, and as to the credit standing of the respective lessee or sublessees thereunder; or (g) sell, assign, or otherwise transfer any such lease or sublease.

11.2 Obligations as Lessee.  Mortgagor, as lessee, has entered into the Amended Ground Lease pertaining to that part of the mortgaged Property situated in Lafayette Parish, Louisiana.  Mortgagor shall faithfully perform any and all of Mortgagor’s obligations as lessee of the mortgaged Property, with Mortgagor further agreeing not to do, neglect to do, or permit to be done, anything that may result in the modification or termination of the Amended Ground Lease, or the obligations of lessor thereunder, or which may materially diminish or impair the value of any leasehold interest or the interest of Mortgagor or Mortgagee therein or thereunder.  Mortgagor shall further promptly upon actual knowledge notify Mortgage in writing of any default, cancellation or notice of cancellation under the Amended Ground Lease.  Mortgagor will not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed: (a) cancel or terminate the Amended Ground Lease; (b) modify or amend the Amended Ground Lease; (c) take any other action with respect to the Amended Ground Lease that may tend to impair the security of Mortgagee under this Mortgage; or (d) sell, assign, or otherwise transfer the Amended Ground Lease or any interest thereunder.

ARTICLE XII

ADDITIONAL ADVANCES FOR SPECIFIC PURPOSES.

Mortgagee shall have the right but not the obligation, within Mortgagee’s sole option and discretion, to make Additional Advances on Mortgagor’s behalf for the following purposes:

12.1 Default Under Mortgagor’s Obligations as Lessor or Lessee.  If Mortgagor should for any reason and to the extent applicable fail to comply with its obligations as lessor or lessee of any of the mortgaged Property, Mortgagee may make Additional Advances on Mortgagor’s behalf and take such other action or actions as Mortgagee may deem to be necessary and proper within its Permitted Discretion (as defined in the Loan Agreement), to perform such obligations on Mortgagor’s behalf and to cure and rectify any such default or defaults under any leases or subleases of the mortgaged Property, and/or to prevent additional defaults from occurring in the future.

12.2 Insurance.  If Mortgagor should for any reason fail to maintain insurance on the mortgaged Property as required under this Mortgage, Mortgagee may make Additional Advances on Mortgagor’s behalf for the purpose of purchasing and maintaining, and Mortgagee may purchase and maintain such insurance coverage (including insurance protecting only Mortgagee’s interests in the mortgaged Property).

12.3 Taxes.  If Mortgagor should for any reason fail to promptly pay when due taxes, assessments and governmental and other charges as required under this Mortgage, Mortgagee may make Additional Advances on Mortgagor’s behalf for the purpose of paying, and Mortgagee may pay, such taxes, assessments and governmental and other charges.

12.4 Repairs.  If Mortgagor should for any reason fail to make all necessary repairs to the mortgaged Property and to keep the Property in good working order and condition as required under this Mortgage, Mortgagor agrees that Mortgagee may make Additional Advances on Mortgagor’s behalf for the purpose of making, and Mortgagee may make, such repairs and maintenance to the mortgaged Property as Mortgagee may deem to be necessary and proper within its Permitted Discretion (as defined in the Loan Agreement).

12.5 Encumbrances.  If Mortgagor should permit or allow any Encumbrance other than a Permitted Lien (as defined in the Loan Agreement) to attach to or be recorded or filed against the mortgaged Property, without having first obtained Mortgagee’s prior written consent, or if Mortgagor should for any reason default under any obligation secured by any presently existing or future Encumbrance, Mortgagee may make Additional Advances on Mortgagor’s behalf and take such other action or actions as Mortgagee may deem to be necessary and proper, within Mortgagee’s Permitted Discretion (as defined in the Loan Agreement), to pay and fully satisfy such obligation and/or Encumbrance, to cure or rectify any such default or defaults, and to prevent the occurrence of any future defaults.

12.6 Other.  Mortgagee may further make Additional Advances on Mortgagor’s behalf and take such other action or actions as Mortgagee may deem to be necessary and proper, within Mortgagee’s Permitted Discretion (as defined in the Loan Agreement), to cure and rectify any actions or inactions on Mortgagor’s part, as are required under this Mortgage, that are not listed immediately above.

12.7 No Obligations.  Nothing under this Mortgage shall obligate Mortgagee to make any such Additional Advances, or to take any of the above actions on Mortgagor’s behalf, or as making Mortgagee in any way responsible or liable for any loss, damage or injury to Mortgagor, or to any other person or entity, resulting from Mortgagee’s election not to advance any such additional sums or to take any such action or actions.  In addition, Mortgagee’s election to make Additional Advances and/or to take any above action or actions on Mortgagor’s behalf, shall not constitute a waiver or forbearance by Mortgagee of any Event of Default under this Mortgage.

ARTICLE XIII

OBLIGATION TO REPAY ADDITIONAL ADVANCES; INTEREST.

Mortgagor unconditionally agrees to repay any and all Additional Advances that Mortgagee may elect to make on Mortgagor’s behalf, together with interest as provided herein, immediately upon demand by Mortgagee.  Mortgagor further agrees to pay Mortgagee interest on the amount of such Additional Advances at the rate of interest provided under the above referenced Loan Agreement or at the highest rate of interest provided under applicable law, whichever is less, from the date of each such Additional Advance until all such Additional Advances are repaid in full.  Mortgagor’s obligations to repay Additional Advances to Mortgagee, together with interest thereon, shall be secured by this Mortgage.

ARTICLE XIV

CONDEMNATION.

The following provisions relating to condemnation of the Property are a part of this Mortgage.

14.1 Notice of Proceedings.  Mortgagor shall immediately notify Mortgagee in writing should all or any part of the mortgaged Property become subject to any condemnation or expropriation proceedings or other similar proceedings, including without limitation, any condemnation, confiscation, or temporary requisition or taking of the mortgaged Property, or any part or parts thereof.  Mortgagor further agrees to promptly take such steps as may be necessary and/or proper within Mortgagee’s Permitted Discretion (as defined in the Loan Agreement) and at Mortgagor’s expense, to defend any such condemnation or expropriation proceedings and obtain the proceeds derived therefrom.  Mortgagor shall not agree to any settlement or compromise or any condemnation or expropriation claim without Mortgagee’s prior written consent.

14.2 Mortgagee’s Participation.  Mortgagee may, at its sole option, elect to participate in any such condemnation or expropriation proceedings represented by counsel of Mortgagee’s choice.  Mortgagor agrees to provide Mortgagee with such documentation as Mortgagee may request to permit Mortgagee to so participate and to reimburse Mortgagee for its costs associated therewith, including Mortgagee’s reasonable attorneys’ fees for which an invoice has been delivered to Mortgagee.

14.3 Conduct of Proceedings.  Should Mortgagor fail to defend any such condemnation or expropriation proceedings to Mortgagee’s satisfaction, Mortgagee may undertake the defense of such a proceeding for and on behalf of Mortgagor.  To this end, Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact, such agency being coupled with an interest, to bring, defend, adjudicate, settle, or otherwise compromise such condemnation or expropriation claims.

14.4 Proceeds.  Mortgagee shall have the right to receive all proceeds derived or to be derived from the condemnation, expropriation or any permanent or temporary taking of the mortgaged Property, or any part or parts thereof.  In the event that Mortgagor should receive any such condemnation proceeds, Mortgagor agrees to immediately turn over and to pay such proceeds to Mortgagee.  All condemnation proceeds, which are received by, or which are payable to either Mortgagor or Mortgagee, shall be applied, at Mortgagee’s sole option and discretion, and in such manner as Mortgagee may determine (after payment of all reasonable costs, expenses and attorneys’ fees necessarily paid or incurred by Mortgagor and/or Mortgagee), for the purpose of: (a) replacing or restoring the condemned, expropriated, or taken Property; or (b) reducing the then outstanding balance of the Obligations and any Additional Advances that Mortgagee may have made on Mortgagor’s behalf, together with interest thereon, with such payments being applied in the manner provided in this Mortgage.  Mortgagee’s receipt of such condemnation proceeds and the application of such proceeds as provided herein shall not, however, affect the lien of this Mortgage.

ARTICLE XV

COLLATERAL ASSIGNMENT AND PLEDGE OF RIGHTS AS ADDITIONAL SECURITY.

As additional collateral security for the prompt and punctual payment and satisfaction of any and all present and future Obligations in favor of Mortgagee as may be outstanding from time to time, at any one or more times, and all Additional Advances that Mortgagee may make on Mortgagor’s behalf pursuant to this Mortgage, together with interest thereon as provided herein up to a maximum principal amount outstanding at any one or more times, from time to time, not to exceed U.S. $75,000,000.00, together with interest, costs, expenses, attorneys’ fees and other fees and charges, Mortgagor hereby assigns, pledges and grants Mortgagee a continuing security interest in and to:

15.1 Sale Proceeds.  Any and all of Mortgagor’s present and future rights, title and interests in and to the proceeds of the sale, transfer or conveyance of all or any of the mortgaged Property, except with respect to Permitted Dispositions (as defined in the Loan Agreement), including the rights of Mortgagor to receive such sale proceeds directly from the purchaser or purchasers, and further to enforce any rights that Mortgagor may have to collect such sale proceeds, including without limitation, Mortgagor’s right to commence appropriate collection actions against the purchaser or purchasers thereof.

15.2 Insurance Proceeds.  Subject to the provisions of the Loan Agreement, any and all of Mortgagor’s present and future rights, title and interest in and to the unearned insurance premiums and proceeds of insurance affecting all or any part of the mortgaged Property, including the right to receive such unearned insurance premiums and insurance proceeds directly from the insurer and, where applicable, to enforce any rights that Mortgagor may have to collect such amounts.

15.3 Escrow Payments.  Any and all tax and insurance escrow payments paid to Mortgagee as provided under this Mortgage.

15.4 Condemnation Proceeds.  Any and all of Mortgagor’s present and future rights, title and interest in and to the proceeds of any award or claim for direct or consequential damages relating to any condemnation, expropriation, conveyance, or other taking of all or any part of the mortgaged Property by any governmental authority, including, without limitation, any awards resulting from a change or grade of streets and award for severance damages, and further including the right to receive such condemnation proceeds directly from such a governmental authority and, where applicable, to enforce any rights that Mortgagor may have to collect such condemnation proceeds as provided herein.

15.5 Leases, Rents and Profits.  Any and all present and future leases or subleases affecting the mortgaged Property, and all rents, income, and profits therefrom, including without limitation, any and all rents, income, profits, bonuses, revenues, royalties, cash or security deposits, advance rentals and other payments, and further including Mortgagor’s rights to enforce all present and future leases or subleases and to receive and enforce any rights that Mortgagor might have to collect rental and all other payments.

15.6 Income and Royalties.  Any and all of Mortgagor’s present and future rights, title and interest in and to all issues, profits, bonuses, cash collateral, royalties, income and other benefits derived or to be derived from the mortgaged Property, or any part or parts thereof, of every nature and kind whatsoever, including without limitation, any and all issues, profits, bonuses, cash collateral, royalties, income and other benefits, derived or to be derived from any and all present and future oil, gas and mineral leases or agreements with regard to the mortgaged Property, or any part or parts thereof.

15.7 Deposits.  Any and all present and future deposits or other security or advance payments, including rental payments, made by or on behalf of Mortgagor to others, with respect to (a) utility service regarding the mortgaged Property, (b) cleaning, maintenance, repair, or similar services regarding the mortgaged Property, (c) refuse removal or sewer service regarding the mortgaged Property, (d) rentals of equipment, if any, used in the operation by or on behalf of Mortgagor regarding the mortgaged Property, and/or (e) parking or similar services or rights regarding the mortgaged Property.

15.8 Damages.  Any and all rights, title and interest and other claims or demands that Mortgagor now has or may hereafter acquire against anyone with respect to any damage to all or any part of the mortgaged Property, including without limitation, damages arising or resulting from any defect in or with respect to the design or construction of all or any portion of the mortgaged Property, or arising from any default under any construction, architectural or engineering contract or agreement relating to the mortgaged Property.

15.9 Options.  Any and all present and future options to sell or to lease the mortgaged Property, or any interests therein.

15.10 General Intangibles.  Any and all of Mortgagor’s present and future contract rights, instruments, documents and general intangible necessary for use in connection with the ownership and/or operation of all or any part of the mortgaged Property, whether now existing or hereafter created, or otherwise acquired by Mortgagor, and all liens, security interests, guaranties, remedies, privileges and other rights pertaining to such general intangibles, and all rights and remedies of any kind forming the subject matter of such Intangibles.  Without limiting the generality of the foregoing, the term “general intangibles” shall include: (a) all present and future management, maintenance, service, and other related agreements concerning the operation or maintenance of the mortgaged Property or any portion thereof; (b) all present and future permits, licenses, authorizations and other rights relating to the ownership and/or operation of the mortgaged Property, or any part or parts thereof; (c) with respect to Mortgagor’s business activities necessary to the operation of the mortgaged Property, any and all of Mortgagor’s present and future rights, title and interest in and to all trade names, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, and all registrations therefor, together with all royalties, license fees and other income and proceeds derived therefrom, and all of the goodwill of the business symbolized by the same, now or hereafter filed, owned or acquired by Mortgagor; (d) all present and future leases of movable (personal) property, furnishings, fixtures, and equipment leased for use in connection with the operation of any of the mortgaged Property; (e) all written guaranties and express or implied warranties regarding the mortgaged Property, and any part or parts thereof; and (f) all present and future repurchase, indemnity and other types of agreements with manufacturers and/or distributors and/or sellers regarding the mortgaged Property or any part or parts thereof.

15.11 Books and Records.  Any and all books, records, computer programs, tapes, discs, “software,” and other like records and information, relating to Mortgagor’s business operations as well as in any way relating to the foregoing Rights and/or the Property subject to this Mortgage.

ARTICLE XVI

REPRESENTATIONS AND WARRANTIES CONCERNING RIGHTS.

Mortgagor represents and warrants that: (a) Mortgagor is and/or, except with respect to Permitted Dispositions (as defined in the Loan Agreement), will be the lawful owner of all of the Rights; (b) Mortgagor has the right to collaterally assign and pledge all such Rights to Mortgagee subject to all applicable racing laws and gaming laws; (c) other than Permitted Liens (as defined in the Loan Agreement), Mortgagor has not granted any previous security interests and has not otherwise encumbered any of Mortgagor’s Rights; (d) to the extent applicable, all of Mortgagor’s Rights that consist of or give rise to obligations of third parties, represent and/or will at all times continue to represent bona fide obligations of the obligors thereunder, free of any offset, compensation, deduction or counterclaim.  The collateral assignment and pledge of Mortgagor’s Rights are binding upon Mortgagor, as well as Mortgagor’s heirs, successors, representatives and assigns, and are legally enforceable in accordance with the foregoing terms and conditions.

Nothing in this Mortgage shall be construed to impose any obligation, responsibility, or liability on Mortgagee or its agents to prosecute any of the Rights hereunder or to perform or carry out any of the obligations, duties, responsibilities, or liabilities of Mortgagor under or in connection with the Rights, it being understood and agreed that the collateral assignment and pledge of, and security interest in, the Rights is a collateral assignment and pledge of, and grant of a security interest in, rights only and not of any obligations, duties, responsibilities, or liabilities.  Mortgagee does not assume any responsibility for any covenants of Mortgagor in connection with any of the Rights.  Mortgagor hereby agrees to indemnify and defend Mortgagee, and its officers, directors, employees, and agents and to hold them harmless from any cost, expense, liability, loss, or damage, including, without limitation, reasonable attorneys’ fees for which an invoice has been delivered to Mortgagee, which may or might be incurred by them by reason of the collateral assignment and pledge of, and the grant of a security interest in, the Rights in this Mortgage.  The obligation set forth herein to indemnify, defend, and hold such parties harmless shall be secured by this Mortgage.

Mortgagor does hereby name, constitute, and appoint Mortgagee and Mortgagee’s agents as Mortgagor’s true and lawful agent and attorney-in-fact with full power of substitution and with power for Mortgagee in its name and capacity or in the name and capacity of Mortgagor, following the occurrence and during the continuation of an Event of Default, to carry out and enforce any or all of the Rights collaterally assigned and pledged or otherwise encumbered under this Mortgage and at Mortgagee’s sole discretion to file any claim or to take any other action, or proceedings and to make any settlement of claims, either in its own name or in the name of Mortgagor or otherwise, that Mortgagee may deem necessary or desirable in order to collect and enforce the payment and performance of the obligations owed to Mortgagor under the Rights.  Upon receipt of a written notice from Mortgagee that an Event of Default exists, the parties to the Rights (other than Mortgagor) are hereby expressly and irrevocably authorized and directed to pay any and all amounts and perform any duties, liabilities, or obligations due to Mortgagor pursuant to any of the Rights to and for Mortgagee or such nominee as Mortgagee may designate in such notice.  The power of attorney granted to Mortgagee and its agents is coupled with an interest and may not be revoked by Mortgagor as long as this Mortgage remains in effect.

Mortgagor specifically declares that nothing in this Mortgage shall operate (a) to place any responsibility for the control, care, management, or repair of the mortgaged Property upon the Mortgagee or for the carrying out of any of the terms or conditions of any present or future lease that may affect the mortgaged Property, or (b) to make Mortgagee responsible or liable for (i) any waste committed on the mortgaged Property by any lessee or by any other party, (ii) the dangerous or defective condition of the mortgaged Property, including but not limited to liability as described in Louisiana Civil Code Articles 2315 through 2324, or (iii) any negligence in the management, upkeep, repair, or control of the mortgaged Property that may result in loss, injury, or death to any lessee or other party.  All leases and other contracts affecting the mortgaged Property that are unrecorded or inferior in ranking to this Mortgage shall at all times be and remain subordinate to this Mortgage.  If the mortgaged Property is transferred by virtue of any judicial foreclosure proceeding, the mortgaged Property may, in Mortgagee’s sole discretion, be transferred free and clear of, and unencumbered by, any and all subordinate leases, assignments, and contracts.

ARTICLE XVII

ADDITIONAL OBLIGATIONS OF MORTGAGOR WITH REGARD TO COLLATERALLY ASSIGNED AND PLEDGED RIGHTS.

Mortgagor additionally agrees:

17.1 UCC Financing Statements.  Prior to or contemporaneously with the execution of this Mortgage, Mortgagor has authorized and/or executed a UCC-1 financing statement with regard to Mortgagor’s Rights.  At Mortgagee’s request, Mortgagor will promptly authorize and/or sign all other documents, such as financing statements to perfect, protect, and continue Mortgagee’s security interest in the mortgaged Property and Rights, Mortgagor will pay all filing fees, continuation fees, termination fees, and other fees and costs involved.  Mortgagee may file a carbon, photographic, facsimile or other reproduction copy of this Mortgage as a UCC-1 financing statement.  In addition, Mortgagee may file a carbon, photographic, facsimile or other reproduction copy of Mortgagor’s UCC-1 financing statement.

17.2 No Sale or Assignment of Rights.  Other than Permitted Dispositions (as defined in the Loan Agreement), so long as this Mortgage remains in effect, Mortgagor will not, without the prior written consent of Mortgagee, sell, transfer, forego, assign, pledge, or create or permit to exist any Encumbrance other than Permitted Liens (as defined in the Loan Agreement) in or against any of Mortgagor’s Rights, in favor of any person other than Mortgagee.

17.3 No Settlement or Compromise.  Other than as permitted by the Loan Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, compromise, settle, adjust or extend payment under or with regard to any of Mortgagor’s Rights subject hereto.

17.4 Books and Records.  Mortgagor will keep a system of accounting as provided in the Loan Agreement, which books and records shall at all reasonable times be open to inspection and copying by Mortgagee or its designated agents.  Mortgagee shall also have the right to inspect Mortgagor’s books and records, and to discuss Mortgagor’s affairs and finances with Mortgagor’s officers and representatives, at such reasonable times as Mortgagee may designate.

17.5 Notice to Obligors.  After the occurrence and during the continuation of an Event of Default, upon request by Mortgagee, Mortgagor will immediately notify individual obligors and debtors under Mortgagor’s Rights, advising such obligors and debtors of the fact that their respective agreements and/or obligations have been collaterally assigned and pledged to Mortgagee.  In the event that Mortgagor should fail to provide such notices for any reason upon request by Mortgagee, Mortgagor agrees that Mortgagee may forward appropriate notices to such obligors and debtors, either in Mortgagee’s name or the name of Mortgagor.  After the occurrence and during the continuation of an Event of Default, Mortgagee or Mortgagee’s agents may periodically contact individual obligors and debtors to verify the amounts then owing under such obligations, to determine whether such obligors and debtors have any offsets or counterclaims against Mortgagor, and to inquire about such other matters as Mortgagee may deem necessary or desirable.

17.6 Protection of Rights.  Mortgagor will at all times protect and preserve all of Mortgagor’s Rights.

17.7 Notice of Change of Names.  Mortgagor will notify Mortgagee not less than 30 days prior to any change in Mortgagor’s name, including any change to the assumed business names of Mortgagor.  Mortgagor further agrees to notify Mortgagee in writing 30 days prior to any change in address or location of Mortgagor’s principal governance office.

ARTICLE XVIII

EVENTS OF DEFAULT.

The following actions or inactions or both shall constitute Events of Default under this Mortgage:

18.1 Default under the Obligations.  Should Borrower default in the payment of principal under any of the Obligations when due or payable, or any other portion of the Obligations within three (3) days of the date such Obligation is due and payable, or when declared due and payable.

18.2 Default under the Loan Agreement.  Should an “Event of Default” (as defined in the Loan Agreement) occur or exist under the terms of the Loan Agreement.

18.3 Default under this Mortgage.  Should Mortgagor violate, or fail to comply fully with any of the terms and conditions of, or default under this Mortgage following the lapse of any applicable grace period permitted hereunder or under the Loan Agreement.

18.4 Default under the Other Related Documents.  Should Borrower or Guarantor violate, or fail to comply fully with any of the terms and conditions of, or default, under any of the Related Documents following the lapse of any applicable grace period permitted thereunder or under the Loan Agreement.

ARTICLE XIX

MORTGAGEE’S RIGHTS UPON DEFAULT.

Should one or more Events of Default occur or exist under this Mortgage and be continuing, Mortgagee, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights and remedies provided by law:

19.1 Acceleration; Foreclosure.  Mortgagee shall have the right, at its sole option, to accelerate the maturity and demand immediate payment in full of any and all of the Obligations.  Mortgagee shall then have the right to commence appropriate foreclosure proceedings against the mortgaged Property and against Mortgagor’s Rights as provided in this Mortgage.

19.2 Seizure and Sale of Mortgaged Property.  In the event that Mortgagee elects to commence appropriate Louisiana foreclosure proceedings under this Mortgage, Mortgagee may cause the mortgaged Property, or any part or parts thereof, to be immediately seized and sold, whether in term of court or in vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Mortgagor or placing Mortgagor in default, all of which are expressly waived.

19.3 Confession of Judgment.  For purposes of foreclosure under Louisiana executory process procedures, Mortgagor confesses judgment and acknowledges to be indebted unto and in favor of the Lender Group, up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys’ fees and other fees and charges.  Mortgagor further confesses judgment and acknowledges to be indebted unto and in favor of Mortgagee in the amount of all Additional Advances that Mortgagee may make on Mortgagor’s behalf pursuant to this Mortgage, together with interest thereon.  To the extent permitted under applicable Louisiana law, Mortgagor additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and three (3) days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above.

19.4 Keeper.  Should any or all of the mortgaged Property be seized as an incident to an action for the recognition or enforcement of this Mortgage, by executory process, sequestration, attachment, writ of fieri facias or otherwise, Mortgagor hereby agrees that the court issuing any such order shall, if requested by Mortgagee, appoint Mortgagee, or any agent designated by Mortgagee, or any person or entity named by Mortgagee at the time such seizure is requested, or any time thereafter, as keeper of the mortgaged Property as provided under La. R.S. 9:5136, et seq.  Such a keeper shall be entitled to reasonable compensation.  Mortgagor agrees to pay the reasonable fees of such keeper, which compensation to the keeper shall also be secured by this Mortgage in the form of an Additional Advance as provided herein.

19.5 Declaration of Fact.  Should it become necessary for Mortgagee to foreclose under this Mortgage, all declarations of fact, which are made under an authentic act before a Notary Public in the presence of two witnesses, by a person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629, where applicable.

19.6 Separate Sale of Mortgagor’s Rights Following Default.  Should one or more Events of Default occur or exist under this Mortgage, Mortgagee shall have the additional right, at its sole option, to separately sell the aforesaid Rights, or any part or parts thereof, at private or public sale, at such price or prices as Mortgagee may deem best, either for cash or for any other compensation, or on credit, or for future delivery, without the assumption of any credit risk.  The sale of the aforesaid Rights may be without appraisement, the benefit of which is also expressly waived by Mortgagor.  Mortgagee may exercise any other remedies with regard to Mortgagor’s Rights as may be authorized under the Louisiana Commercial Laws (La. R.S. 10:1-101, et seq.).  The sale, lease or other disposition of Mortgagee’s Rights after default may be for cash, credit, or any combination thereof.  Mortgagee may purchase all or any part of such Rights at public sale (or if permitted by law, at private sale) and in lieu of actual payment of any such purchase price, may set-off the amount of such price against then outstanding balance of the Obligations and all Additional Advances that Mortgagee may have advanced on Mortgagor’s behalf, together with interest thereon, as provided under this Mortgage.  Any notice required to be given by Mortgagee of a sale, lease or other disposition, or other intended action with respect to Mortgagor’s Rights, given at least ten (10) calendar days prior to such proposed action, shall constitute reasonable and fair notice to Mortgagor of such action.

To the full extent permitted by applicable law, Mortgagor hereby waives and releases Mortgagee of and from any and all liability and penalties for failure of Mortgagee to comply with any statutory or other requirement imposed upon Mortgagee relating to notices of sale, holding of sale, or reporting of any sale.  Mortgagee shall have the right to postpone or adjourn any sale or other disposition of the Rights at any time without giving of notice of any such postponed or adjourned dates.  In the event Mortgagee seeks to take possession of any or all of the Rights by court process, or otherwise, Mortgagor hereby irrevocably waives any bonds and surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession.  Mortgagor further waives any demand for possession prior to the commencement of any suit or action and waives the right to trial by jury with respect thereto, and any other action in which Mortgagee is a party.

19.7 Automatic Transfer of Rights.  In the event of foreclosure under this Mortgage, or other transfer of title or assignment of the mortgaged Property, or any part or parts thereof, in lieu of payment of the Obligations, whether in whole or in part, all policies of insurance and other Rights applicable to the foreclosed upon or transferred Property shall automatically inure to the benefit of and shall pass to the purchaser(s) or transferee(s) thereof, subject to the rights of the purchaser(s) or transferee(s) to reject such insurance coverage and/or Rights at its or their sole option and election.

19.8 Specific Performance.  Mortgagee may, in addition to the foregoing remedies, or in lieu thereof, in Mortgagee’s sole discretion, commence an appropriate action against Mortgagor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

19.9 Cumulative Remedies.  Mortgagee’s remedies as provided herein shall be cumulative in nature and nothing under this Mortgage shall be construed as to limit or restrict the options and remedies available to Mortgagee following any Event of Default, or to in any way limit or restrict the rights and ability of Mortgagee to proceed directly against Borrower and/or against any Guarantor of the Obligations, or to proceed against other collateral directly or indirectly securing any such Obligations.

ARTICLE XX

MORTGAGEE’S RIGHT TO DIRECTLY COLLECT AND RECEIVE PROCEEDS AND PAYMENTS AFTER DEFAULT.

Mortgagee shall have the right, at its sole option and election, following the occurrence and during the continuation of an Event of Default, to directly collect and receive all proceeds and/or payments arising under or in any way accruing from Mortgagor’s Rights, as such amounts become due and payable.  In order to permit the foregoing, Mortgagor unconditionally agrees following the occurrence and during the continuation of an Event of Default, to deliver to Mortgagee, immediately following demand, any and all of Mortgagor’s records, ledger sheets, and other documentation, in the form requested by Mortgagee, with regard to Mortgagor’s Rights and any and all proceeds and/or payments applicable thereto.

Mortgagee shall have the further right, following the occurrence and during the continuance of an Event of Default, where appropriate and within Mortgagee’s Permitted Discretion (as defined in the Loan Agreement), to file suit, either in Mortgagee’s own name or in the name of Mortgagor, to collect any and all proceeds and payments that may then and/or in the future be due and owing under and/or as a result of the Rights.  Where it is necessary for Mortgagee to attempt to collect any such proceeds and/or payments from the obligors therefor, Mortgagee may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Mortgagor under this Mortgage or under the Obligations.  To that end, Mortgagor hereby irrevocably constitutes and appoints Mortgagee as its attorney-in-fact, coupled with an interest and with full power of substitution, following the occurrence and during the continuance of an Event of Default, to take any and all such actions and any and all other actions permitted hereby, either in the name of Mortgagor or Mortgagee.

In order to permit the foregoing, following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the additional irrevocable right, coupled with an interest, to:  (a) remove any and all of Mortgagor’s documents, instruments, files and records relating or pertaining to Mortgagor’s Rights from any premises where the same shall then be located; (b) at Mortgagor’s sole cost and expense, use such of Mortgagor’s personnel, supplies and space at Mortgagor’s place or places of business as may be necessary and proper within Mortgagee’s sole discretion, to administer collection of such proceeds and/or payments; (c) receive, open and dispose of all mail addressed to Mortgagor pertaining to any of Mortgagor’s Rights and proceeds and/or payments thereunder; (d) notify the postal authorities to change the address and delivery of mail addressed to Mortgagor pertaining to any of Mortgagor’s Rights and proceeds and/or payments thereunder, to such address as Mortgagee may designate; (e) endorse Mortgagor’s name on any and all notes, acceptances, checks, drafts, money orders, or other evidences of payment of such proceeds and/or payments that may come into Mortgagee’s possession, and to deposit or otherwise collect the same; (f) prepare and mail invoices and/or statements to such obligors and/or debtors; (g) send verifications of amounts owed to such obligors and/or debtors; and (h) execute in Mortgagor’s name affidavits and/or notices with regard to lien rights available to Mortgagor in connection with such Rights.  In the event that Mortgagor should, for any reason whatsoever, receive any proceeds derived from the sale, lease, insurance loss, damage and/or condemnation, of all or any part of the mortgaged Property and/or Mortgagor’s collaterally assigned and pledged Rights, or should Mortgagor receive any other payments under Mortgagor’s Rights as provided hereunder (with such proceeds and/or payments being hereinafter individually, collectively and interchangeably referred to as Mortgagor’s “Funds”), following notice to the obligors or debtors thereunder to make their respective payments directly to Mortgagee, Mortgagor shall hold such Funds in trust for and on behalf of Mortgagee, and Mortgagor hereby unconditionally agrees to remit or to otherwise turn over such Funds to Mortgagee immediately following demand.  Should Mortgagor deposit any such Funds into one or more of Mortgagor’s deposit accounts, no matter where located, Mortgagee shall have the additional right to the extent permitted by applicable law to attach any and all of Mortgagor’s deposit accounts in which Mortgagee may prove such Funds were deposited, whether or not such Funds are or were commingled with other moneys of Mortgagor, and whether or not such Funds then remain on deposit in such an account or accounts.

ARTICLE XXI

PROTECTION OF MORTGAGEE’S SECURITY RIGHTS.

Mortgagor will be fully responsible for any losses that Mortgagee may suffer as a result of anyone other than Mortgagee asserting any rights or interest in or to the mortgaged Property and/or Mortgagor’s Rights collaterally assigned and pledged hereunder.  Mortgagor agrees to appear in and to defend all actions or proceedings purporting to affect Mortgagee’s security interests in any of the Property and/or Rights subject to this Mortgage and any of the rights and powers granted Mortgagee hereunder.  In the event that Mortgagor fails to do what is required of it under this Mortgage, or if any action or proceeding is commenced naming Mortgagee as a party or affecting Mortgagee’s security interests or the rights and powers granted under this Mortgage, then Mortgagee may, without releasing Mortgagor from any of its obligations under this Mortgage, do whatever Mortgagee believes to be necessary and proper within its sole discretion to protect the security of this Mortgage, including without limitation making Additional Advances on Mortgagor’s behalf as provided herein.  Should the reappraisal of the mortgaged Property occur, whether to comply with appropriate regulatory requirements or otherwise, Mortgagor agrees to pay the costs of such appraisal or reappraisals or to reimburse Mortgagee for the costs thereof.

ARTICLE XXII

INDEMNIFICATION OF MORTGAGEE.

Mortgagor agrees to indemnify, to defend and to save and hold Mortgagee harmless from any and all claims, suits, obligations, damages, losses, costs, expenses (including, without limitation, Mortgagee’s reasonable attorney’s fees for which an invoice has been delivered to Mortgagee), demands, liabilities, penalties, fines and forfeitures of any nature whatsoever that may be asserted against or incurred by Mortgagee, its officers, directors, employees, and agents arising out of or in any manner occasioned by this Mortgage and the exercise of the rights and remedies granted Mortgagee hereunder, as well as by:  (a) the ownership, use, operation, construction, renovation, demolition, preservation, management, repair, condition, or maintenance of any part of the mortgaged Property; (b) the exercise of any of Mortgagor’s Rights collaterally assigned and pledged to Mortgagee hereunder; (c) any failure of Mortgagor to perform any of its obligations hereunder; and/or (d) any failure of Mortgagor to comply with the environmental and ERISA obligations, representations and warranties set forth herein.  The foregoing indemnity provisions shall survive the cancellation of this Mortgage as to all matters arising or accruing prior to such cancellation and the foregoing indemnity shall survive in the event that Mortgagee elects to exercise any of the remedies as provided under this Mortgage following default hereunder.  The indemnity obligations of Mortgagor under this section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the mortgaged Property and/or Mortgagor’s business activities.  Should any claim, action or proceeding be made or brought against Mortgagee by reason of any event as to which Mortgagor’s indemnification obligations apply, then, upon demand by Mortgagee, Mortgagor, at its sole cost and expense, shall defend such claim, action or proceeding in Mortgagor’s name, if necessary, by the attorneys for Mortgagor’s insurance carrier (if such claim, action or proceeding is covered by insurance), or otherwise by such attorneys as Mortgagee shall approve.  Mortgagee may also engage its own attorneys at its reasonable discretion to defend Mortgagee and to assist in its defense and Mortgagor agrees to pay the reasonable fees and disbursements of such attorneys for which an invoice has been delivered to Mortgagee.

ARTICLE XXIII

EXECUTION OF ADDITIONAL DOCUMENTS.

Mortgagor agrees to execute all additional documents, instruments and agreements that Mortgagee may deem to be necessary and proper, within its Permitted Discretion (as defined in the Loan Agreement), in form and substance satisfactory to Mortgagee, to keep this Mortgage in effect, to better reflect the true intent of this Mortgage, and to consummate fully all of the transactions contemplated hereby and by any other agreement, instrument or document heretofore, now or at any time or times hereafter executed by Mortgagor and delivered to Mortgagee.

ARTICLE XXIV

ESTOPPEL CERTIFICATE.

Within ten (10) calendar days after being requested to do so by Mortgagee, Mortgagor will execute and deliver to Mortgagee an estoppel certificate identifying this Mortgage and the Obligations secured hereby, and all documents and instruments executed in connection herewith and therewith, and acknowledging the status of this Mortgage, and further acknowledging and agreeing to such notice provisions and other matters as may be reasonably required by Mortgagee.

ARTICLE XXV

INSPECTION; AUDITS.

Mortgagee and its agents may periodically enter upon Mortgagor’s premises at reasonable hours and inspect the mortgaged Property.  Mortgagee and its agents may also periodically conduct audits of Mortgagor’s books and records that in any way pertain to the mortgaged Property, the foregoing Rights and any part or parts thereof.

ARTICLE XXVI

APPLICATION OF PAYMENTS.

Mortgagor agrees that all payments and other sums and amounts received by Mortgagee under the Obligations or under this Mortgage, shall be applied: first, to reimburse Mortgagee for its costs of collecting the same (including but not limited to, reimbursement of Mortgagee’s reasonable attorney’s fees); second, to the repayment of interest on all Additional Advances that Mortgagee may have made on Mortgagor’s behalf pursuant to this Mortgage; third, to the payment of principal of all such Additional Advances; and finally, to the payment of principal and interest on the Obligations then outstanding, which may be applied in such order and priority as Mortgagee may determine within its sole discretion.

ARTICLE XXVII

TAXATION.

In the event that there should be any change in law with regard to taxation of mortgages or the debts they secure, Mortgagor agrees to pay any taxes, assessments or charges that may be imposed upon the Lender Group as a result of this Mortgage.  Mortgagor further agrees to promptly pay when due, or if, at Mortgagee’s option, Mortgagee has paid them on Mortgagor’s behalf, to promptly reimburse Mortgagee for, all sales, use, excise, stamp, personal property and other taxes, assessments and governmental charges, however designated, any amounts in lieu of such taxes, assessments and charges, and any penalties and interest on any of the foregoing, imposed, levied or based upon or in connection with (a) the purchase, ownership, use, or financing of any of the mortgaged Property or Mortgagor’s collaterally assigned and pledged Rights, (b) receipts with respect to the Obligations, or (c) this Mortgage or any instrument or instruments evidencing the Obligations, or the filing or recording of any thereof, whether the same may be payable by or assessed to Mortgagee, the Lender Group or Mortgagor and whether assessed during or after the expiration of this Mortgage (excluding, however, any tax on or measured by the Lender Group’s net income), and Mortgagor shall hold and save the Lender Group free and harmless therefrom.

ARTICLE XXVIII

ADDITIONAL REPRESENTATIONS AND WARRANTIES.

Mortgagor further represents, warrants and covenants that:

28.1 Requisite Authority.  The execution, delivery and performance of this Mortgage and all other agreements, instruments and documents contemplated hereby or relating to, and the granting of the security interests provided hereunder have been duly authorized by all requisite limited liability company action, and will not violate or conflict with any law or other governmental requirement or Mortgagor’s organizational documents and will not breach or constitute a default by Mortgagor under any other agreement or document to which Mortgagor is a party or by which Mortgagor or its property is bound.

28.2 Consents and Approvals.  If notice to or the consent or approval of any governmental body or authority, or any third party (including without limitation, any other creditor of Mortgagor) is now or any time hereafter required in connection with the execution, delivery and performance by Mortgagor of this Mortgage, then (a) with respect to all currently applicable requirements, such notice has been given and consent or approval obtained by Mortgagor prior to the execution hereof and written evidence thereof has been concurrently herewith delivered to Mortgagee, and (b) with respect to such requirements that shall at any time hereafter be imposed or become applicable, such notice will be given and such consent or approval will be obtained by Mortgagor prior to the time such failure to do so will constitute a violation of law or result in any breach, default or failure by Mortgagor under any contract or instrument, and written evidence thereof will at such time be delivered to Mortgagee.

28.3 Perfection of Security Interests.  Except for the recordation of this Mortgage and Mortgagor’s UCC-1 Financing Statement, no filing or recording of this Mortgage, or with respect to Mortgagee’s security interest granted hereunder, is necessary or advisable in any jurisdiction, or before, or with any governmental or private regulatory body, in order to establish and perfect Mortgagee’s security rights and interest in the mortgaged Property or the Rights of Mortgagor collaterally assigned and pledged hereunder, with respect to Mortgagor or any of Mortgagor’s present and future creditors, or any other third party or parties whatsoever.

28.4 Legal Opinions and Certificates.  Mortgagor further agrees to deliver to Mortgagee such other documents, including without limitation, such legal opinions and other certificates as Mortgagee may reasonably request to show Mortgagor’s compliance with the foregoing and/or with the other representations, warranties and covenants of Mortgagor contained herein.

ARTICLE XXIX

MISCELLANEOUS PROVISIONS.

The following miscellaneous provisions are a part of this Mortgage:

29.1 Waivers.  In granting this Mortgage, Mortgagor waives any homestead and other exemptions from seizure with regard to the mortgaged Property to which Mortgagor may be entitled under the laws of the State of Louisiana.

29.2 Effect of Waivers.  Any failure or delay on the part of the Mortgagee to exercise any of the rights and remedies granted under this Mortgage or under any other agreement or agreements by and between Borrower, Mortgagor and Mortgagee, shall not have the effect of waiving any of Mortgagee’s rights and remedies.  Any partial exercise of any rights and remedies granted to Mortgagee shall furthermore not constitute a waiver of any of Mortgagee’s other rights and remedies; it being Mortgagor’s intent and agreement that all of Mortgagee’s rights and remedies shall be cumulative in nature.  Furthermore, any failure on the part of Mortgagee at any time or times hereafter to require strict performance by Mortgagor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document or instrument now or hereafter executed by Mortgagor and delivered to Mortgagee, shall not waive, affect, or diminish the rights of Mortgagee to thereafter demand strict compliance and performance therewith and with respect to all other provisions, warranties, terms and conditions contained herein or therein.  None of the warranties, conditions, provisions and terms contained in this Mortgage or any other agreement, document, or instrument now or hereafter executed by Mortgagor and delivered to Mortgagee, shall be deemed to have been waived by any act or knowledge of Mortgagee, its agents, directors, officers or employees; but only by an instrument in writing specifying such waiver, signed by a duly authorized officer of Mortgagee and delivered to Mortgagor.  A waiver or forbearance on the part of Mortgagee as to one Event of Default shall not constitute a waiver or forbearance as to any other or subsequent default.

29.3 Successors and Assigns Bound; Solidary Liability.  Mortgagor’s obligations and agreements under this Mortgage shall be binding upon Mortgagor’s successors, heirs, legatees, devisees, administrators, executors and assigns.  In the event that there is more than one Mortgagor under this Mortgage, all of the agreements and obligations made and/or incurred by Mortgagors under this Mortgage shall be on a “solidary” or “joint and several” basis.  Mortgagors further agree that any Mortgagor acting alone and/or with others may request and obtain loan advances and other extensions of credit secured by this Mortgage, without the further agreement and concurrence of all of the Mortgagors.

29.4 Caption Headings.  Caption headings of the sections of this Mortgage are for convenience purposes only and are not to be used to interpret or to define their provisions.  In this Mortgage, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

29.5 Governing Law.  This Mortgage shall be governed and construed in accordance with the laws of the State of Louisiana without giving effect to any principles of choice of laws or conflicts of law which may require another law, other than the laws of the State of Louisiana, to apply.

29.6 Severability.  If any provision of this Mortgage is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Mortgage and the balance of this Mortgage shall be interpreted as if the deleted provision never existed.

29.7 Notices.  Notices shall be given as provided in the Loan Agreement.  If there is more than one Mortgagor under this Mortgage, notice to a single Mortgagor shall be considered as notice to all Mortgagors.

29.8 Mortgagee Consents.  Whenever Mortgagee’s consent or approval is required under this Mortgage, unless otherwise expressly provided herein, such consent or approval shall be in Mortgagee’s Permitted Discretion as defined in the Loan Agreement.

29.9 Conflict with Loan Agreement.  To the extent the specific provisions of this Mortgage conflict with the specific terms of the Loan Agreement, the terms of the Loan Agreement shall control.

29.10 Mortgagee as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the Lender Group.  Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the mortgaged Property) in accordance with the terms of the Loan Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Mortgage.  Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

(b) Mortgagee shall at all times be the same Person (as defined in the Loan Agreement) that is Agent under the Agency Documents.  Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage.  Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage.  Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage.  Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.

(c) Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by “Mortgagee” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Agent pursuant to the Loan Agreement for the benefit of the Lender Group, all as more fully set forth in the Loan Agreement.

ARTICLE XXX

WAIVER OF CERTIFICATES.

The parties to this Mortgage hereby waive the production of mortgage, conveyance, tax, paving, chattel mortgage, assignment of accounts, and all other certificates and relieve and release the Notary before whom this Mortgage was passed from all responsibilities and liabilities in connection therewith.

3/9/2010 11:12 AM (2K) NEWYORK 7545618 v2 [7545618_2.DOC]	- -

THIS DONE AND PASSED, in multiple originals, on the day and in the month and year hereinabove first written, in the presence of the undersigned competent witnesses who hereunto sign their names with Mortgagor and me, Notary, after due reading of the whole.

WITNESSES:	MORTGAGOR: THE OLD EVANGELINE DOWNS, L.L.C.
/s/Christy Brandt	/s/M. Brent Stevens
Name: M. Brent Stevens
./s/Jonathan Swain	Title: Chief Executive Officer

/s/Leigh K. Lanier
Notary Public

3/9/2010 11:12 AM (2K) NEWYORK 7545618 v2 [7545618_2.DOC]

EXHIBIT A

(Owned Real Estate)

St. Landry Parish

TRACTS 1 (A-J):

COMPRISED OF THE FOLLOWING PARCELS LOCATED IN ST. LANDRY PARISH, LA:

1A.           A certain tract or parcel of ground, together with any and all buildings and improvements thereon, located in Sections 77 & 83, Township 6 South, Range 4 East, ST. LANDRY PARISH, LOUISIANA, containing 7.329 acre, Cosgrove A, being shown and described according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING A 7.329 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E, ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, Registered Professional Land Surveyor, Aucoin & Associates, Inc., dated 8/20/02, a copy of which is filed of record, said tract being more particularly described according to said plat as follows, to-wit:

Commence at a point which is the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31; thence go North 62 degrees 31’ 23” West a distance of 643.93’ to corner located on the right-of-way of La. Hwy. 1244 and POINT OF BEGINNING; thence go South 13 degrees 19’ 14” West a distance of 491.68’ to point and corner located on the Northerly right-of-way of La. Hwy. 31/Creswell Lane (Ext.); thence go along highway right-of-way South 77 degrees 27’ 33” West a distance of 680.72’ to point and corner; thence go North 01 degrees 21’ 49” East a distance of 299.21’ to point and corner; thence go North 77 degrees 26’ 43” East a distance of 182.50’ to point; thence go North 42 degrees 45’ 59” East a distance of 570.51’ to point and corner; thence go South 57 degrees 21’ 46” East a distance of 243.58’ to corner and POINT OF BEGINNING.

Being the same property acquired by The Old Evangeline Downs, L.C. from Martin A. Cosgrove, Sr., et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on September 6, 2002, in COB H-39, page 863, Document #893521.

1B.           A certain tract or parcel of ground, together with any and all buildings and improvements thereon, located in Sections 77 & 83, Township 6 South, Range 4 East, ST. LANDRY PARISH, LOUISIANA, containing 3.232 acres, being shown and described according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING A 3.232 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E, ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, Registered Professional Land Surveyor, Aucoin & Associates, Inc., dated 8/20/02, a copy of which is filed of record, said tract being more particularly described according to said plat as follows, to-wit:

Commence at a point which is the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31; thence go South 79 degrees 04’ 56” West a distance of 109.21’ to the Southeast corner of the herein described tract which is the POINT OF BEGINNING located on the Northerly right-of-way of La. Hwy. 31/Creswell Lane (Ext.); thence go along highway right-of-way South 77 degrees 25’ 05” West a distance of 593.15’ to point and corner; thence go North 13 degrees 19’ 14” East a distance of 491.68’ to point and corner located on the Southerly right-of-way of La. Hwy. 1244; thence go South 57 degrees 21’ 46” East a distance of 383.59’ to point; thence South 46 degrees 56’ 58” East a distance of 102.33’ to point; thence go South 58 degrees 13’ 13” East a distance of 77.87’ to point; thence go South 02 degrees 52’ 47” East a distance of 31.51’ to corner and POINT OF BEGINNING.

Being the same property acquired by The Old Evangeline Downs, L.C. from Gordon Donald Watkins, et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on September 6, 2002, in COB H-39, page 984, Document #893533.

1C.           A certain tract or parcel of ground, together with any and all improvements thereon, located in ST. LANDRY PARISH, LOUISIANA, being shown and described as TRACT 15, containing 150.045 acres, according to “Plat of Survey for Alice B. Heard Realty Co., Inc. showing a partition of property situated in sections 38, 41, 42, 43, 54, 59, 65, 67, 68, 69, 70, 73, 76, 77 and 83, township 6 south, range 4 east, St. Landry Parish, Louisiana”, dated September 13, 1985, by Robert L. Wolfe, Jr., Registered Professional Land Surveyor, Morgan Goudeau Associates, Inc., filed of record in the Official Conveyance Records of the Parish of St. Landry, Louisiana, as Register #701770, in COB R-26, folio 143.

Said tract being further described as Tract 15, containing 149.997 acres, according to “PLAT OF SURVEY FOR CONCEPT INVESTMENTS, INC. SHOWING TRACTS 15 & 16 OF THE ALICE BOAGNI HEARD PARTITION SITUATED IN SECTIONS 41, 65, 76, 77 & 83, TOWNSHIP 6 SOUTH, RANGE 4 EAST ST. LANDRY PARISH, LOUISIANA”, by Robert Wolfe, Jr., RPLS, for Morgan Goudeau & Associates, dated January 14, 2000, a copy of which is filed of record in the Official Conveyance Records of St. Landry Parish, LA.

Being the same property acquired by The Old Evangeline Downs, L.C. from Alice Augusta Rozas Beinvenu, et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on September 6, 2002, in COB H-39, page 870, Document #893522.

1D.           A certain tract or parcel of ground, together with any and all improvements thereon, located in ST. LANDRY PARISH, LOUISIANA, being shown and described as TRACT 16, containing 143.045 acres, according to “Plat of Survey for Alice B. Heard Realty Co., Inc. showing a partition of property situated in sections 38, 41, 42, 43, 54, 59, 65, 67, 68, 69, 70, 73, 76, 77 and 83, township 6 south, range 4 east, St. Landry Parish, Louisiana”, dated September 13, 1985, by Robert L. Wolfe, Jr., Registered Professional Land Surveyor, Morgan Goudeau Associates, Inc., filed of record in the Official Conveyance Records of the Parish of St. Landry, Louisiana, as Register #701770, in COB R-26, folio 143.

LESS & EXCEPT:
1.           A 5.0 acre tract sold to Joseph Y. Dupre, et ux, from Mary Ann Rozas Darby, as per Act of Cash Sale filed of record July 2, 1987, in COB I-29, folio 243, Official Conveyance Records of St. Landry Parish, LA.

2.           A 9.077 acre tract sold to Gerard Peron, et ux, as per act of Sale filed of record May 21, 1990, in COB K-32, folio 240, Official Conveyance Records of St. Landry Parish, LA.

Said tract being further described as Tract 16, containing 128.990 acres, according to “PLAT OF SURVEY FOR CONCEPT INVESTMENTS, INC. SHOWING TRACTS 15 & 16 OF THE ALICE BOAGNI HEARD PARTITION SITUATED IN SECTIONS 41, 65, 76, 77 & 83, TOWNSHIP 6 SOUTH, RANGE 4 EAST ST. LANDRY PARISH, LOUISIANA”, by Robert Wolfe, Jr., RPLS, for Morgan Goudeau & Associates, dated January 14, 2000, a copy of which is filed of record in the Official Conveyance Records of St. Landry Parish, LA.  Being the same property acquired by The Old Evangeline Downs, L.C. from Mary Ann Rozas Nicholson, et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on September 6, 2002, in COB H-39, page 881, Document #893523.

1E.           Five (5) certain tracts or parcels of ground, together with any and all improvements thereon, located in ST. LANDRY PARISH, LOUISIANA, being shown and described as TRACT “A”, containing 188.540 acres, TRACT “C”, containing 19.145 acres, TRACT “D”, containing 5.464 acres, TRACT “E”, containing 18.531 acres, TRACT “F”, containing 10.570 acres, according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING SEVERAL TRACTS OF LAND SITUATED IN T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, PLS/Aucoin & Associates, Inc., dated January 28, 2003, said tracts having such measurements and dimensions as shown on said survey.  Being the same property acquired by The Old Evangeline Downs, L.C. from Fort Hamilton Heights-West, et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on September 6, 2002, in COB H-39, page 944, Document #893531.

1F.           A certain tract or parcel of ground, together with any and all improvements thereon, located in Sections 77 and 83, Township 6 South, Range 4 East, St. Landry Parish, La, being shown and described as COSGROVE B, 4.407 acres, according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING A 4.407 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, RPLS, dated 8/16/02, revised 9/20/02, said tract being further shown and described according to said survey as follows, to-wit:

Commence at the Northeasterly corner of said tract, located on the right-of-way of La. Hwy. 1244, which point is located North 61 degrees 06’ 27” West a distance of 886.79 from the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31, which point is the POINT OF BEGINNING; thence go South 42 degrees 45’ 59” West a distance of 570.51’ to point; thence go South 77 degrees 26’ 43” West a distance of 182.50’ to point; thence go North 01 degrees 21’ 49” East a distance of 202.26’ to point; thence go North 01 degrees 40’ 13” East a distance of 283.39’ to point and corner; thence go North 84 degrees 27’ 38” East a distance of 256.12’ to point; thence go North 18 degrees 08’ 07” East a distance of 118.94’ to point and corner located on the right-of-way of La. Hwy. 1244; thence go along said highway right-of-way South 57 degrees 41’ 32” East a distance of 308.22’ to corner and POINT OF BEGINNING.  Being the same property acquired by The Old Evangeline Downs, L.L.C. from Martin A. Cosgrove, Sr., et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on May 15, 2003, in COB R39, page 270, Document #905624.

1G.           A certain tract or parcel of ground, together with any and all improvements thereon, located in Section 77, Township 6 South, Range 4 East, St. Landry Parish, La, being shown and described as COSGROVE C, 0.515 acres, according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING A 1.377 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, RPLS, dated 9/20/02, said tract being further shown and described according to said survey as follows, to-wit:

Commence at the Northeasterly corner of said tract, located on the right-of-way of La. Hwy. 1244, which point is located North 60 degrees 13’ 37” West a distance of 1194.60’ from the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31, which point is the POINT OF BEGINNING; thence go South 18 degrees 08’ 07” West a distance of 118.94’ to point and corner; thence go South 84 degrees 27’ 38” West a distance of 157.47’ to point and corner; thence go North 14 degrees 11’ 07” East a distance of 64.09’ to point; thence go North 31 degrees 48’ 21” East a distance of 151.97’ to point located on the right-of-way of La. Hwy. 1244; thence go along said highway right-of-way, South 57 degrees 13’ 55” East a distance of 116.50 to corner and POINT OF BEGINNING.  Being the same property acquired by The Old Evangeline Downs, L.L.C. from Martin A. Cosgrove, Sr., et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on May 15, 2003, in COB R39, page 270, Document #905624

1H.           A certain tract or parcel of ground, together with any and all improvements thereon, located in Section 77, Township 6 South, Range 4 East, St. Landry Parish, La, being shown and described as COSGROVE D, 0.862 acre, according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.C. SHOWING A 0.862 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, RPLS, dated 9/20/02, said tract being further shown and described according to said survey as follows, to-wit:

Commence at the Northeasterly corner of said tract, located on the right-of-way of La. Hwy. 244, which point is located North 59 degrees 57’ 39” West a distance of 1310.96’ from the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31, which point is the POINT OF BEGINNING; thence go South 31 degrees 48’ 21” West a distance of 151.97’ to point; thence go South 14 degrees 11’ 07” West a distance of 64.09’ to point and corner; thence go South 84 degrees 27’ 38” West a distance of 98.65’ to point and corner; thence go North 01 degrees 40’ 13” East a distance of 319.81’ to point and corner located on highway right-of-way of La. Hwy. 1244; thence go along said highway right-of-way South 57’ degrees 13’ 55” East a distance of 219.61’ to point and corner which is the POINT OF BEGINNING.  Being the same property acquired by The Old Evangeline Downs, L.L.C. from Martin A. Cosgrove, Sr., et al, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on May 15, 2003, in COB R39, page 277, Document #905628.

1I.           A certain tract or parcel of ground, together with any and all buildings and improvements thereon, located in Section 77, Township 6 South, Range 4 East, ST. LANDRY PARISH, LOUISIANA, containing 5.00±acres, being shown and described according to “MAP PREPARED FOR MR. AND MRS. MICKEY DUPRE SHOWING OPTION TO PURCHASE FOR SITUATED IN SECTION 77 T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Aucoin & Associates, Inc., dated 8/7/02, a copy of which is filed of record in COB Q39, page 979, Act. #905237, Official Records of St, Landry Parish, LA., said tract being more particularly described according to said plat as follows, to-wit:

Commence at a point which is the intersection of the East Line of La. 1244 and the North Line of La. Hwy. 31; thence North 57 degrees 16’ 43” West a distance of 1643.04’ to a point and corner located on La. Hwy. 1244 being the POINT OF BEGINNING; thence go North 57 degrees 22’ 20” West a distance of 223.64’ to a point and corner; thence North 30 degrees 08 ‘31” East a distance of 974.68’ to point and corner; thence South 57 degrees 22’ 18’ ‘East a distance of 223.35’ to point and corner; thence South 30 degrees 07’ 31”West a distance of 974.59” back to the POINT OF BEGINNING.  Being the same property acquired by The Old Evangeline Downs, L.L.C. from Paul Mickey Dupre, et ux, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on May 8, 2003, in COB Q39, page 979, Act No. 905237, Official Conveyance Records of St. Landry Parish, LA.

1J.           One certain lot or parcel of ground, together with any and all buildings and/or improvements thereon, located in Sections 76 & 77, Township 6 South, Range 4 East, St. Landry Parish, Louisiana, being shown and described as TRACT #8, containing 1300 acres, according to “PLAT OF SURVEY PREPARED FOR THE OLD EVANGELINE DOWNS, L.L.C. SHOWING A 106.416 ACRE TRACT OF LAND SITUATED IN T-6-S, R-4-E ST. LANDRY PARISH, LOUISIANA”, by Randall E. Ward, RPLS, for Aucoin & Associates, Inc., dated May 2, 2003, revised October 6, 2003, said Tract #8 being more particularly shown and described according to said plat as follows, to-wit:

Commence at the intersection of the North line of La. Hwy. 1244 with the East line of 1-49; thence go South 56° 47’ 51” West a distance of 1085.47’ to point and corner; thence go North 25° 14’ 05” East a distance of 581.18’ to corner of Tract #8 and POINT OF BEGINNING; thence go West 64° 45’ 55” West a distance of 425.81’ to point and corner; thence go North 25° 14’ 05” East a distance of 1329.88’ to point and corner; thence go South 64° 45’ 55” East a distance of 425.891’ to point and corner; thence go South 25° 14’ 05” West a distance of 1329.88’ to corner and POINT OF BEGINNING.  Being the same property acquired by The Old Evangeline Downs, L.L.C. from Bart C. Warner, as per act of Cash Sale filed of record in the Official Conveyance Records of St. Landry Parish, LA, on October 24, 2003, in COB Z39, page 122, Act. No. 915244.

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EXHIBIT A

(Owned Real Estate)

West Baton Rouge Property

ITEM 1:
A certain tract or parcel of land together with all improvements thereon consisting of 1.33 acres located in Section 93, Township 7 South, Range 12 East, Southeast Land District of Louisiana, in the Parish of West Baton Rouge, and being more particularly described as follows:

Commencing at the Northeast corner of the intersection of North Westport Drive and Office Park Drive, said point referred to hereafter as the POINT OF BEGINNING;

Proceed North 25 degrees, 38 minutes, 43 seconds East a distance of 156.43 feet to a point and corner;

Thence continue along the arc of a curve to the right having a central angle of 26 degrees, 49 minutes, 44 seconds, a radius of 270.00 feet, and a distance of 126.43 feet to a point and corner;

Thence proceed South 37 degrees, 31 minutes, 34 seconds East a distance of 62.69 feet to a point and corner;

Thence proceed South 64 degrees, 21 minutes, 17 seconds East a distance of 145.00 feet to a point and corner;

Thence proceed South 25 degrees, 38 minutes, 43 seconds West a distance of 250.00 feet to a point and corner;

Thence proceed North 64 degrees, 21 minutes, 17 seconds West a distance of 230.00 feet to a point and corner known as the POINT OF BEGINNING.

Said property being more particularly described on map entitled “Final Plat of Lot FNB-Westport, Section II” by Evans-Graves Engineers, Inc., dated and certified September 21, 1990.

Being the same property acquired by Mortgagor by Cash Sale dated December 5, 1994, and recorded in Conveyance Book 326, Entry No. 50 of the official records of West Baton Rouge Parish, Louisiana.

ITEM 2:
A certain tract or parcel of land, together with all the buildings and improvements thereon, and all of the rights, ways, privileges and servitudes thereunto belonging, or in anywise appertaining, situated in the Parish of West Baton Rouge, State of Louisiana, in Section 92, Township 7 South, Range 12 East, containing four (4) acres and being more particularly designated as LOT DDC on a map of survey by John K. Laws, Jr., P.E. and P.L.S., dated January 30, 1997, entitled “Final Plat of Lot DDC, Being the Removal of a 4.00 Ac. Tract From the Remaining Portion of the Carolina Planting & Lumber Co. Tract Formerly Belonging to Dr. Isidor Cohn, Sr., and Located in Section 91 & 92, T-7-S, R-12-E, Southeastern Land District, West Baton Rouge Parish, Louisiana,” which plat is attached to and made a part of that certain Act of Cash Sale recorded in the records of West Baton Rouge Parish, Louisiana recorded in Book No. 366, under Number 73 of the Conveyance Records; said tract measuring 450.85 feet front Louisiana Highway 415, and having such measurements and subject to such servitude as are more particularly shown on said map by John K. Laws, Jr.

Being the same property acquired by Mortgagor herein by Act of Cash Sale dated March 11, 1998, and recorded in the official records of West Baton Rouge Parish, Louisiana.

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EXHIBIT B

(Leased Real Estate)

Lafayette Parish

ONE OR MORE TRACTS OF LAND situated in the Parish of Lafayette, Louisiana upon which the Evangeline Downs Racetrack is currently located, more fully described as follows:

That parcel of ground, situated in Sections 98, 99 and 100, Township 8 South, Range 4 East, in the Parish of Lafayette, Louisiana, containing One Hundred Thirty-Three and 668/1000 (133.668) acres; said parcel being composed of Tracts One (1) and Two (2) on a plat of survey by Fred L. Colomb, Registered Surveyor, dated March 22, 1965, and attached to Acts No. 472680 and 47,681 of the records of the Clerk of Court’s Office for the Parish of Lafayette, Louisiana; the said parcel is bounded Northerly by properties of William J. Broussard, Wallace Broussard, Rhule Sonnier, and Esteve Breaux Estate or their assigns, Easterly by property of Esteve Breaux Estate, and Mrs. Mercedes Broussard Voorhies Estate, or their assigns, Southerly by properties of Iconca Prejean, Edgar Kilchrist and Esteve Prejean, or their assigns, and Westerly by U.S. Highway No. 167, being the same property acquired by Act No. 654679 of the records of the Clerk of Court’s Office for Lafayette Parish, Louisiana.

Being a portion of the same property acquired by The Moody Company by Credit Sale from Braxton I. Moody, III, dated March 26, 1979, recorded under File No. 79-15607 of the records of Lafayette Parish, Louisiana; and being a portion of the same property acquired by The Trotter Company by Credit Sale from William E. Trotter, II, dated March 26, 1979; recorded under File No. 79-15606 of the records of Lafayette Parish, Louisiana;

together with all easements, rights of way, servitudes and appurtenances in adjoining and adjacent land, highways, roads, streets, and lanes, whether public or private, reasonably required for the installation, maintenance, operation and service of sewer, water, gas, power and other utility lines and for driveways and approaches to and from abutting highways for the use and benefit of said premises, including the improvements which may be erected thereon.

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